UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 26, 2011

GOLDEN PHOENIX MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

1675 East Prater Way, #102 Sparks, Nevada (Address of Principal Executive Offices)	89434 (Zip Code)
775-853-4919 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.  Entry Into a Material Definitive Agreement

On September 26, 2011, Golden Phoenix Minerals, Inc. (the “Company”) entered into a Senior Secured Gold Stream Credit Agreement with Waterton Global Value, L.P. (“Lender”), which replaced that certain Senior Secured Bridge Loan dated August 3, 2011 (“Bridge Loan”) whereby the Lender has agreed to advance the Company up to Fifteen Million Five Hundred Thousand Dollars ($15,500,000) (the “Commitment Amount”) in five separate tranches (the “Gold Stream Facility”) to further the Company’s advancement of acquiring an interest in the Santa Rosa property in Panama.  The Bridge Loan was previously disclosed in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on August 9, 2011 (the “Prior Report”).  The information disclosed in the Prior Report is incorporated herein in its entirety.

The Gold Stream Facility is secured by all assets of the Company, including a pledge of the Company’s membership interest in Mineral Ridge Gold, LLC (“MRG”), the joint venture entity that owns and operates the Mineral Ridge mining property near Silver Peak, Nevada (the “Mineral Ridge Project”), all as evidenced by that certain Amended and Restated Security Agreement and Amended and Restated Pledge Agreement, each entered into by the parties as of September 26, 2011.  In consideration for making the Gold Stream Facility available, the Company will pay the Lender a 2% structuring fee, with the first 1% of such fee being paid in connection with the closing of first tranche of funding and the second 1% to be paid on the closing of the second tranche of funding.

That portion of the Commitment Amount borrowed (at any given time, the amount outstanding referred to as the “Principal Amount”) will be payable by the Company to the Lender in monthly payments commencing in March 2012 for a period between two and eighteen months depending on the amount borrowed.  Under the Gold Stream Facility, each monthly repayment of the Principal Amount will be made by either (a) cash in immediately available funds pursuant to the repayment schedule, or (b) the delivery of physical ounces of gold to the Lender, where the number of ounces to be delivered shall be based on the then current spot price of gold less an applicable discount.  The first tranche of funding in the amount of $1,750,000, which replaced the Bridge Loan, closed simultaneous with entering into the Gold Stream Facility.

The Company must satisfy certain conditions prior to drawing down each of the five tranches of the Commitment Amount, including, but not limited to, the ongoing existence of the security documents, the good standing of the Company’s Acquisition Agreement with Silver Global dated September 16, 2011 (the “Acquisition Agreement”), with respect to its acquisition of an interest in the Santa Rosa gold mine and successful completion of certain milestones as compliment the Company’s earn-in of its interest in Santa Rosa, amongst others.  Details regarding the Acquisition Agreement can be found in the Company’s Current Report on Form 8-K as filed with the SEC on September 22, 2011, which disclosure is incorporated herein by reference.

On satisfaction of the conditions precedent, and at the Company’s discretion, it may borrow the remaining four of the five tranches, pursuant to the following schedule:

•	Tranche 1: $1,750,000 (borrowed at September 26, 2011)
•	Tranche 2: $4,250,000
•	Tranche 3: $3,000,000
•	Tranche 4: $1,500,000
•	Tranche 5: $5,000,000

Repayments commence as of March 2012 and if made in cash, would be in monthly repayment amounts of $750,000 for each of the first four tranches borrowed.  Upon borrowing tranche five, repayments consist of eight monthly payments of $750,000 and ten monthly payments of $950,000.  Monthly repayment amounts also consist of a profit participation amount in the event the spot price of gold exceeds $1,450 based on a percentage of the amount by which the spot price exceeds $1,450 related to the monthly repayment amount.

In the event of a default, including, but not limited to, nonpayment, bankruptcy, dissolution, change of control of the Company, breach of representations, warranties or covenants, the Lender may accelerate the Gold Stream Facility and declare all amounts immediately due and payable, as well as pursue all other rights and remedies available to it under the security documents.  The Company made certain representations, warranties and affirmative and negative covenants customary for secured loan transaction of this nature.

Further, in connection with the Gold Stream Facility, the Company affirmed the Lender’s option, pursuant to an Amended and Restated Option Agreement, to purchase the Company’s interest in the Mineral Ridge Gold LLC (“MRG”), the joint venture entity that owns and operates the Mineral Ridge mine near Silver Peak, Nevada, which option, along with the Company’s grant of a security interest in its ownership of MRG, were simultaneously consented to by Scorpio Gold Corporation, the majority partner at Mineral Ridge.  In the event the Lender exercises its option to purchase the Company’s interest in MRG, any outstanding amount under the Gold Stream Facility must be immediately repaid pursuant to a formula that provides a margin based on a discount to the spot price of gold.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As disclosed above under Item 1.01, on September 26, 2011, the Company entered into a Senior Secured Gold Stream Credit Agreement with the Lender, pursuant to which the Lender has agreed to advance the Company up to Fifteen Million Five Hundred Thousand Dollars ($15,500,000) in five separate tranches, such amounts borrowed being secured by all assets of the Company.  The information contained in Item 1.01 above is hereby incorporated into this Section 2.03.

Section 7 –  Regulation FD

Item 7.01. Regulation FD Disclosure

On September 28, 2011, the Company issued a press release announcing the closing of the Gold Stream Facility with Waterton Global Value, L.P., which transaction is discussed further in Item 1.01 above.

A copy of the above-referenced press release is attached hereto as Exhibit 99.1.

SECTION 9 –  FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

99.1           Press Release dated September 28, 2011.

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report may constitute “forward-looking statements” defined by federal law.  Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different.  Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995.  Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,
a Nevada corporation

Date: September 30, 2011	By:/s/Thomas Klein
Thomas Klein, Chief Executive Officer